Exhibit 99.1

Shuttle Pharmaceuticals Announces Closing of Initial Public Offering

ROCKVILLE, Maryland – September 6, 2022 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH), a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT) while reducing side effects, today announced the closing of its initial public offering (IPO) of 1,225,888 units of common stock and warrants at a public offering price of $8.125 per unit, for aggregate proceeds of $9,960,340, before deducting underwriting discounts and estimated offering expenses. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock. Each of the warrants were exercised simultaneously with closing at an exercise price of $0.01 per share.

The Company’s common stock began trading on the Nasdaq Capital Market on August 31, 2022, under the symbol “SHPH.”

Boustead Securities, LLC acted as lead underwriter and Valuable Capital Ltd. acted as co-underwriter for the offering.

The offering was made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained from Boustead Securities, LLC, via email at offerings@boustead1828.com or by calling +1 (949) 502-4408 or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA. In addition, a copy of the final prospectus relating to the offering may be obtained via the SEC’s website at www.sec.gov.

A registration statement relating to these securities was filed with the Securities and Exchange Commission and was declared effective on August 29, 2022. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of the IPO prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please contact:

For Underwriter Inquiries Contact:

Boustead Securities, LLC

Keith Moore, CEO

949-502-4408

keith@boustead1828.com

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investors

Lytham Partners, LLC

Robert Blum, Managing Partner

602-889-9700

SHPH@lythampartners.com